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                                  Exhibit 12.1

                        PINNACLE WEST CAPITAL CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

                                                        Twelve Months Ended
                                                           December 31,
                                       ----------------------------------------------------
                                         2003       2002       2001       2000       1999
                                       --------   --------   --------   --------   --------
Earnings:
     Income from Continuing
       Operations...................   $230,576   $206,198   $327,367   $302,332   $269,772
     Income Taxes...................    105,560    132,228    213,535    194,200    141,592
     Fixed Charges..................    235,658    219,651    211,958    202,804    194,070
                                       --------   --------   --------   --------   --------
       Total........................    571,794    558,077    752,860    699,336    605,434
                                       ========   ========   ========   ========   ========

Fixed Charges:
     Interest Expense...............    204,590    187,512    175,822    166,447    157,142
     Estimated Interest Portion of
       Annual Rents.................     31,068     32,139     36,136     36,357     36,928
                                       --------   --------   --------   --------   --------
       Total Fixed Charges..........    235,658    219,651    211,958    202,804    194,070
                                       ========   ========   ========   ========   ========

Ratio of Earnings to Fixed Charges
     (rounded down).................       2.42       2.54       3.55       3.44       3.11
                                       ========   ========   ========   ========   ========

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